COVAXIN a safe and effective whole virus vaccine against SARS-CoV-2

Ocugen Inc. Malvern, PA, United States

COVID-19 Vaccine Challenges

- Emergence of multiple mutations in Variants of Concern decreases efficacy of existing vaccines
- Immunological: Global SARS-CoV-2 pervasiveness due to viral reservoirs in unvaccinated
- Logistics: Ultra-cold chain storage, lack of community coordination & inaccurate vaccine demand forecast
- Safety: More adverse events after multiple mRNA boosters and insufficient long-term mRNA vaccine data
- Equitable Distribution: Vaccine hesitancy, manufacturing/distribution capacity & vaccine nationalism
- Heterologous Prime-Boost: No safety & efficacy data & clinical trial disparities make comparison difficult
- Neglected Groups: Patients with cancer, kidney disorders, HIV, pregnancy, transplants & children

COVAXIN: Rising to the Challenge


COVAXIN
BHARAT BIOTECH

- Whole virus inactivated vaccine: Strain NIV-2020-770
- Strong Th1 immune response due to TLR7/8 agonist adjuvant IMDG
- 98.4% Seroconversion, 77.8% protection from symptomatic COVID-19 & 93.4% protection from severe symptoms
- Booster dose provides robust neutralizing antibody titers against Omicron and Delta variants
- The vaccine is stable for 2 years at 2 - 8 °C and 6 months at room temperature
- Strong safety and immunogenicity in adult and pediatric age groups
- EUL in 28 countries and over 350 million doses administered

COVAXIN development


Isolation
Culture
NIV-2020-770
Vero CCL-81
Scale up
Formulation
Viron
Algel-IMDG
Inactivation
BBV152
Antigen quality control
BALB/c Mice
NZW Rabbits
Wistar Rats
Syrian Hamsters
Rhesus Macaques
Preclinical animal studies
Toxicity and Safety
Antibody Titers
NAb Efficacy
T cell Response
Severity Mitigation
Variant Neutralization
Immune Response
Phase I, II & III Clinical Trials

The COVAXIN Edge: Multiple antigen targets and IMDG adjuvant


Nucleic Acid Vaccines
Moderna (mRNA-1273)
Pfizer (BNT162b2)
Lipid nanoparticle
S protein
mRNA
Protein Subunit Vaccine
Novavax (NVX-CoV2373)
Medigen (MVC-COV1901)
Spike protein
Nanoparticle
Adjuvant
Viral Vector Vaccines
J & J (Ad26.COV2.S)
AstraZeneca (ChAdOx1 nCoV-19)
CanSino (Ad5-nCoV)
DNA
S protein
Viral Vector
Ancestral SARS-CoV-2
S-protein
M-protein
N-protein
Single Spike antigen target
Multiple antigen targets (S, N, M proteins)
Mutated S-protein
M-protein
N-protein
Omicron Variant (modified Spike)
Antigen advantage
Adjuvant advantage
Whole Virus Inactivated Vaccines
Bharat Biotech (COVAXIN)
Sinopharm (WIBP/BBIBP)
Sinovac (CoronaVac)
β-propiolactone
Adjuvant
Antigen presentation by dendritic cells
IL1β
Algel-IMDG Adjuvant: COVAXIN
Algel Adjuvant: SinoPharm SinoVac
Antigen presentation by dendritic cells
IL1β
IL-4
IL-6
IL-21
CD40
CD40L
CD4
MHC II
TCR
B / T cell (activated)
T helper cell
Strong B- cell activation
Weak B- cell activation
Strong CD8 T cell activation
Strong memory
Memory B cell "Super Binder"
Long-lived Plasma cell
Long-lived Memory T cell
Killing virus infected cells

Pre-clinical Studies

- Neutralizing, binding, and cell mediated responses detected in all animal models
- Th1-biased responses observed in mice
- NHPs and hamsters show better viral clearance
- No eosinophile infiltration from NHP lungs
- DART studies: No detrimental effects in NZW Rabbits

Phase I / II

- Vaccine induced neutralizing antibody titres equal to those found in convalescent patients
- Strong T-cell memory generated
- Th1 biased response, no Th2 cytokines observed.
- No immediate or solicited adverse events due to the vaccine
- Low reactogenicity relative to other vaccines
- Vaccine-induced neutralizing antibodies persisted for 3 months
- Strong helper CD4 & effector CD8 T-cell response
- Algel-IMDG T-cell activity greater than Alum alone

Phase III & Pediatric Trial

Safety compared to placebo

Solicited adverse events (9.5% vs. 8.2%)
Serious Adverse events (0.3% vs. 0.47%)
similar between both groups

Efficacy

Overall efficacy of 78%
Severe = 93%
Asymptomatic = 63.6%
All 95%CI were above the 50% success criteria

Efficacy against Variants

Kappa: 90.1%
Delta: 65.2%

Immunogenicity

Immunogenicity responses across 3 consecutive GMP lots was equivalent.



Neutralizing Antibodies

Alpha, Beta, Delta & Omicron

Pediatric study

Children (2-18 y) generated 1.7X higher Nab responses compared to adults

Covaxin Booster Studies


PBMCs
Memory B Cells
Ancestral
B.1.1.7
B.1.351
Polyclonal Activation of memory B cells
B.1.617.2
P.1
B.1.617.1


Geometric Mean 35.62 688.7 22.23 367.6 19.22 223.7 4.108 76.14
Fold Change Booster/ 2 Doses
19.11 (35.89-10.18) <0.0001
16.54 (34.08-8.03) <0.0001
14.7 (26.87-8.04) 0.0002
18.53 (28.92-11.88) 0.0002
Neutralization Titer (Log2)
2 Doses
Booster
B.1.1.7
Delta
Beta
Omicron

COVAXIN HIGHLIGHTS

- Nonclinical data supports vaccine effectiveness & safety
- Phase 1 & 2 data for safety & persistent immunogenic responses
- Meets all safety data expectations (2 months after the second dose for 25,800 participants)
- Efficacy against cases of severe COVID-19
- Final efficacy with a point estimate over 50%
- Neutralization data published against Alpha, Beta, Delta & Omicron
- Vaccine benefits outweigh its risks based on Phase 3 clinical trial
- Consistent manufacturing (lot to lot consistency)
- Robust AEFI system in-place
- Post marketing safety underway
- Trials in HIV infected, pregnant individuals are being planned

COVAXIN® Emergency Use Listing


MEXICO
GUYANA
GUATEMALA
NICARAGUA
CUBA
CARICOM
COLOMBIA
ECUADOR
PERU
BOLIVIA
URUGUAY
CHILE
ARGENTINA
PARAGUAY
HUNGARY
AUSTRIA
UKRAINE
GEORGIA
BAKU
AZERBAIJANI
BAHRAIN
TUNISIA
GAMBIA
NIGERIA
GHANA
CAMEROON
ETHIOPIA
BOTSWANA
ZIMBABWE
NAMIBIA
SWAZILAND
SOUTH AFRICA
KAZAKHSTAN
UZBEKISTAN
PAKISTAN
IRAN
OMAN
INDIA
NEPAL
THAILAND
SRI LANKA
SINGAPORE
MAURITIUS
SOUTH KOREA
MYANMAR
VIETNAM
PHILIPPINES
MALAYSIA
INDONESIA

Ocugen Clinical Studies

A Phase 2/3, Immuno-bridging, and Broadening Study of a Whole, Inactivated SARS-CoV-2 Vaccine (BBV152) in Healthy Adults 18 to 65 years of age with no prior history of COVID-19

Immuno-bridging and Broadening Study (OCU002) → *Interim Analysis* → Safety Study (OCU003)

Study Type	Placebo-Controlled
Estimated Enrollment	400 participants
Allocation	Randomized
Intervention Model	Parallel assignment
Intervention Model Description	1:1 randomization ratio

Age Group	Participants	Gender	Participants
18 - <65	380 (90%)	Female	230 (54.5%)
>=65	42 (10%)	Male	192 (45.5%)

Interim Blinded Safety Summary:

Serious Adverse Event (SAE)	0
AE of Special Interest (AESI)	0
Medically Attended AE (MAAE)	None related to IP
Potential Immune Mediated Medical Conditions (PIMMC)	0

NCT: 05258669 →

No incidence of myocarditis, pericarditis, thrombocytopenia & Guillain Barre syndrome

COVAXIN® PUBLICATIONS

Complete List

PRECLINICAL TRIALS

- CellPress: Hamster Efficacy Study
- nature communications: Non-Human Primate Efficacy Study
- CellPress: Preclinical Safety and Immunogenicity

CLINICAL TRIALS

- medRxiv: Booster Dose
- medRxiv: Pediatric Study 2-18 years
- THE LANCET: Phase 3
- THE LANCET Infectious Diseases: Phase 2; Phase 1

NEUTRALIZATION OF VARIANTS

- Journal of Travel Medicine: Alpha (B.1.1.7)
- Clinical Infectious Diseases: Kappa (B.1.617.1)
- Journal of Travel Medicine: Gamma (P2-B.1.1.28)
- Journal of Travel Medicine: Beta and Delta (B.1.351 & B.1.617.2 respectively)